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                   SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549



                                FORM 8-K



                        Current Report Pursuant
                     to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934



     Date of report (Date of earliest event reported) January 16, 1998
                                                      ----------------




                          LINDBERG CORPORATION
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          (Exact name of registrant as specified in its charter)


                            DELAWARE
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              (State or other jurisdiction of incorporation)


             0-8287                           36-1391480
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     (Commission File Number)     (I.R.S. Employer Identification No.)


       6133 North River Road, Suite 700, Rosemont, Illinois   60018
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           (Address of principal executive offices)         (Zip Code)


                         (847) 823-2021
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      (Registrant's telephone number, including area code)


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      Item 2.   Acquisition or Disposition of Assets

     On January 16, 1998 the registrant purchased all of the outstanding shares of Industrial Steel Treating Co. from its fourteen individual shareholders for $11,250,000 in cash. In related transactions on the same date, the registrant purchased all of the outstanding shares of Fabriform Metal Brazing, Inc. from its three stockholders (two individuals and a trust) for $300,000 in cash, and the real property on which the two acquired companies are located from the owner of the real property (another trust) for $250,000 in cash. Each of Industrial Steel Treating Co. and Fabriform Metal Brazing, Inc. is a California corporation engaged in the heat treating business. The registrant intends to use the assets of the acquired companies in the same manner as they were used before the acquisition. The stock and real property purchases were at prices negotiated between the registrant and representatives of the sellers and were financed from a revolving line of credit under an amended bank credit agreement with the registrant's banks.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                LINDBERG CORPORATION
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                                    (Registrant)



Date  January 30, 1998        By  /s/Stephen S. Penley
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                                 Stephen S. Penley
                                 Senior Vice President, Chief Financial
                                   Officer and Secretary



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                     LINDBERG CORPORATION FORM 8-K

                             Exhibit Index

 Exhibit No.                       Description
 -----------                       -----------
       2 Agreement for Purchase and Sale of Stock dated as of January 16, 1998 among Lindberg
                  Corporation and the stockholders of Industrial
                  Steel Treating Co.